UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2014

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 394-6400

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01            Completion of Acquisition or Disposition of Assets.

On July 9, 2014, Demand Media, Inc., a Delaware corporation (the “Company”) completed the sale of substantially all of the assets relating to its Creativebug business to CB Acquisition, LLC, a Delaware limited liability company (“Buyer”) for $10.0 million in cash (the “Disposition”).  The Company has included certain unaudited pro forma financial information giving effect to the Disposition in Exhibit 99.1 hereto.

Item 9.01             Financial Statements and Exhibits.

(b)  Pro Forma Financial Information

Certain unaudited pro forma financial information of the Company giving effect to the Disposition is filed as Exhibit 99.1 hereto and incorporated herein by reference.

(d)  Exhibits

2.1

Asset Purchase Agreement, dated as of July 9, 2014, by and among Demand Media, Inc., a Delaware corporation; CB Acquisition, LLC, a Delaware limited liability company; and Otter Media Holdings, LLC, a Delaware limited liability company.

99.1	Unaudited pro forma financial information of the Company giving effect to the Disposition for the year ended December 31, 2013 and the three months ended March 31, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2014	DEMAND MEDIA, INC.
	By:	_____ ___/s/ Mel Tang_________________
Mel Tang
Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No. 2.1 99.1

Description

Asset Purchase Agreement, dated as of July 9, 2014, by and among Demand Media, Inc., a Delaware corporation; CB Acquisition, LLC, a Delaware limited liability company; and Otter Media Holdings, LLC, a Delaware limited liability company.

Unaudited pro forma financial information of the Company giving effect to the Disposition for the year ended December 31, 2013 and the three months ended March 31, 2014.

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